Exhibit 99.1
RumbleOn Reports Second Quarter 2020 Results

Achieved Earnings Per Share Profit of $0.47 versus $(11.69) Loss per Share in Q2 2019

Grew Total Gross Profit per Vehicle 74% Year-over-Year

                Q3 is Showing the Strongest Demand and Highest Online Activity in the Company’s History

DALLAS- RumbleOn, Inc (NASDAQ: RMBL), an e-commerce company using innovative technology to aggregate and distribute pre-owned vehicles to and from both consumers and dealers, today announced financial results for the three months ended June 30, 2020.

“We have demonstrated solid progress on our march to profitability the past several quarters and I am pleased to report that we generated double digit gross margin as a percent of sales and $1.0 million in net income in the quarter, despite the challenging macroeconomic backdrop. In 2019, we demonstrated our ability to rapidly scale RumbleOn and exited the year with our eye on achieving profitability. We have taken prescriptive measures to drive gross margin expansion, gross profit per unit improvements and reduce operating expenses and our second quarter results are evidence of our ability to rationalize our expense profile and take advantage of market trends cost effectively,” commented Marshall Chesrown, Chief Executive Officer.

“The COVID-19 pandemic has brought headwinds and tailwinds to this industry. Thus far in the third quarter we are experiencing the highest online activity, strongest demand and highest valuations we have seen in our history.”

“A rapid digital transformation is underway in all industries around the world. Now more than ever, consumers are looking for online solutions, and organizations must be prepared to conduct their business and engage their customers online. All retailers need new ways to reach customers, and dealers need access to tools and technology to stay competitive in the ‘new normal’ of online transactions. RumbleOn’s technology was purpose-built to enable a 100% online experience and with the launch of RumbleOn 3.0, our technology platform, tools, and ancillary products and services will be available to all powersport dealers. Our platform will be a vital solution for dealers as the need to bring more and more elements of vehicle transactions online reverberates around the world. Not only will RumbleOn’s dealer-centric offering improve participating powersport dealers’ ability to compete in online-only transactions, it will expand the monetization opportunities of our technology platform.”

“We continue to see fluctuations in market trends, but our nimble business model has enabled us to make operational changes that we believe will enable us to emerge stronger than ever. We have been methodical in our approach to vehicle acquisition, and as a result we are beginning to experience meaningful progress towards our goal of achieving sustainable profitability,” continued Chesrown.

Second Quarter 2020 Financial Highlights

Last fall, the Company made the decision to take prescriptive steps to accelerate profitability by taking a disciplined approach to sales volume. As a reminder, in Q2 of last year, RumbleOn reported record unit sales of 13,928 and record revenue of $270.2 million, making top line year-over-year comparisons challenging. However, the Company believes that despite the adverse impact of the COVID-19 pandemic, which resulted in significantly reduced commercial activity, including a decrease in unit purchases and sales of vehicles, the Company’s second quarter results demonstrate the operational improvements it has made across the organization.

All comparisons are year-over-year for the three months ended June 30, 2020 unless otherwise stated.

●
Total vehicle unit sales of 3,694, down from 13,928
●
Total revenue was $84.3 million, down from $270.2 million
o
Powersports revenue was $8.2 million
o
Automotive revenue was $68.3 million
o
Transportation revenue was $7.7 million
o
Other revenue was $0.2 million
●
Gross profit was $8.5 million or 10.0% of revenue, as compared to $15.6 million or 5.8% of revenue
o
Gross margin on vehicles sold was 8.5%, the highest in the Company’s history, and up from 5.3%. Gross profit per vehicle was $1,752 per vehicle, up 74%
o
Powersports gross profit per powersport vehicle sold was $781
o
Automotive gross profit per automotive vehicle sold was $2,046
●
Sales, general and administrative expenses were $11.2 million, a decrease of 55% from $25.0 million
●
Insurance proceeds were $5.6 million in the quarter. See the section titled “Insurance Proceeds” below for additional details
●
Operating income was $2.4 million, or 2.8% of total revenue, including the effect of insurance proceeds, up from operating loss of $(9.8) million or (3.6)% of revenue
●
Net Income was $1.0 million, or $0.47 per basic and fully diluted share, including the effect of $5.6 million of insurance proceeds as compared to net loss of $13.0 million or a loss of $(11.69) per share. Basic and fully diluted shares in Q2 were 2,214,241 shares of common stock outstanding and 1,111,809 shares in Q2 2019
●
Adjusted EBITDA loss, which excludes the $5.6 million insurance payment, was $(1.3) million in Q2, compared to a loss of $(6.9) million

Adjusted EBITDA is a non-GAAP financial measure. Reconciliations of non-GAAP financial measures used in this release are provided in the attached financial tables.

Recent Business Highlights

●
RumbleOn announced a dealer-centric pilot program with CarGurus. CarGurus is leveraging RumbleOn’s technology, logistics transportation and distribution services to facilitate the testing of inventory acquisition for dealers to source inventory directly from consumers, 100% online.
●
RumbleOn announced the upcoming launch of RumbleOn.com 3.0. RumbleOn.com 3.0 will allow dealers to list both new and used powersports on our site, as well as giving them access to our unparalleled technology for cash offers, RumbleOn Finance and an enhanced Dealer Direct platform offering B2B wholesale transactions along with virtual inventory.
●
RumbleOn announced that more than 100 dealers across 29 states will participate in RumbleOn.com 3.0 at launch. These franchises and independent powersport dealers maintain thousands of new and used powersports listings which will be available on RumbleOn.com.
●
RumbleOn appointed Michael Marchlik and Adam Alexander to its Board of Directors.
●
RumbleOn hired Rocco Falabella as Strategic Relationship Director and Marc Holstein as Director of Business to Business Technology.

Third Quarter 2020 Commentary and Outlook

“We are optimistic that our strategy to take a disciplined approach to sales volume to benefit margins will continue to pay off in Q3,” said Chesrown. “The velocity of the rebound we experienced beginning in May was beyond our expectations. Though we are still below the monthly unit volumes experienced in January and February, gross margin on units sold in June and July were the highest in RumbleOn’s history. We don’t believe the margin levels we saw during the past two months will continue over the long term, but will stabilize as demand levels.”

“While we are seeing increased activity, there is still much uncertainty in the macro environment that could impact our industry. We expect to continue to see steady bottom-line improvements, however we anticipate the return to ‘business as usual’ will take time. In the meantime, we will continue to take a conservative approach to sales volume for the rest of 2020 as we focus on high margin revenue, adding more dealers to our platform and continuing to march towards our near-term profitability goals," concluded Chesrown.

Given the uncertainty of the ongoing impact and unprecedented conditions surrounding the COVID-19 pandemic, we cannot predict the overall effect to RumbleOn, our customers, regional business partners, and others that we work with. As a result, we believe it is prudent to continue to withhold guidance until we can better gauge market conditions and have a clearer understanding of the lasting impact from the COVID-19 pandemic.

Insurance Proceeds

Our business was impacted from a direct hit by the tornado that struck Nashville on March 3rd. The Company maintains insurance coverage for damage to its facilities and inventory, as well as business interruption insurance. During Q1 2020 RumbleOn recorded a $11.7 million non-cash inventory impairment loss which included $4.4 million of cost for vehicles that were a total loss, and $7.3 million for loss in value of vehicles partially damaged and subject to repair. In July 2020, the insurer made an advance against the final settlement of the damage claim on inventory of $5,615,268. This recovery has been recorded as a separate component of income from continuing operations for the three-month period ended June 30, 2020. The Company expects to recover its insured losses resulting from the damage to the Company's facilities including inventory held for sale, as further discussed in our financial statements, however no assurance can be given regarding the amounts, if any, that will be ultimately recovered or when such amounts, if any, will be recovered.

Conference Call Details

RumbleOn’s management will host a conference call to discuss its financial results on Friday, August 14, 2020 at 8:30 a.m. Eastern Time. A live webcast of the call can be accessed from RumbleOn’s Investor Relations website. An archived version will be available on the website after the call. Investors and analysts can participate in the conference call by dialing (877) 273-6127, or (647) 689-5394 for callers outside of North America (conference ID: 2089921). A telephonic replay will be available for seven days, beginning two hours after the call. To listen to the replay please dial (800) 585-8367, or (416) 621-4642 for callers outside North America (conference ID: 2089921).

About RumbleOn

Founded in 2017, RumbleOn (NASDAQ: RMBL) is an e-commerce company using innovative technology to aggregate and distribute pre-owned automotive and powersport vehicles to and from both consumers and dealers, 100% online. RumbleOn is disrupting the pre-owned vehicle supply chain by providing dealers with technology solutions such as virtual inventory, and a 24/7 distribution platform, and consumers with an efficient, timely and transparent transaction experience, without leaving home. Whether buying, selling, trading or financing a vehicle, RumbleOn enables dealers and consumers to transact without geographic boundaries in a transparent, fast and friction free experience. For more information, please visit http://www.rumbleon.com.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release. Non-GAAP financial measures for the three months ended June 30, 2020 used in this release include: adjusted EBITDA.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Adjusted EBITDA is defined as net income or loss adjusted to add back interest expense including debt extinguishment and depreciation and amortization, and certain charges and expenses, such as non-cash compensation costs, acquisition related costs, derivative income, financing activities, litigation expenses, severance, new business development costs, technology implementation costs and expenses, and facility closure and lease termination costs, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing, future company performance. In Q2 2020, we also subtracted from net income $5.6 million in insurance proceeds to arrive at our adjusted EBITDA.

Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments.

Cautionary Note Regarding Forward Looking Statements
This press release may contain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on RumbleOn’s expectations as of the date of this report and speak only as of the date of this report and are advised to consider the factors listed under the heading “Forward-Looking Statements” and “Risk Factors” in RumbleOn’s SEC filings, as may be updated and amended from time to time. RumbleOn undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.[

RumbleOn, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	As of June 30, 2020	As of December 31, 2019
ASSETS

Current assets:
Cash	$3,061,091	$49,660
Restricted cash	5,533,832	6,676,622
Accounts receivable, net	14,796,028	8,482,707
Inventory	31,488,211	57,381,281
Prepaid expense and other current assets	1,131,320	1,210,474
Total current assets	56,010,482	73,800,744

Property and equipment, net	5,973,660	6,427,674
Right-of-use assets	3,560,045	6,040,287
Goodwill	26,886,563	26,886,563
Other assets	70,637	237,823
Total assets	$92,501,387	$113,393,091

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and other accrued liabilities	$9,255,126	$12,421,094
Accrued interest payable	1,619,105	749,305
Current portion of convertible debt	999,061	1,363,590
Current portion of long-term debt	40,815,937	59,160,970
Total current liabilities	52,689,229	73,694,959

Long-term liabilities:
Note payable	2,847,662	1,924,733
Convertible Debt	26,333,584	20,136,229
Derivative liabilities	-	27,500
Other long-term liabilities	3,470,617	4,722,101
Total long-term liabilities	32,651,863	26,810,563

Total liabilities	85,341,092	100,505,522

Commitments and contingencies (Notes 4, 7, 8, 9, 13, 18)

Stockholders' equity:
Class B Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 and 0 shares issued and outstanding as of June 30, 2020 and December 31, 2019	-	-
Common A stock, $0.001 par value, 50,000 shares authorized, 50,000 shares issued and outstanding as of June 30, 2020 and December 31, 2019	50	50
Common B stock, $0.001 par value, 4,950,000 shares authorized, 2,179,907 and 1,111,681 shares issued and outstanding as of June 30, 2020 and December 31, 2019	2,180	1,112
Additional paid in capital	107,533,741	92,268,213
Accumulated deficit	(100,375,676)	(79,381,806)
Total stockholders' equity	7,160,295	12,887,569

Total liabilities and stockholders' equity	$92,501,387	$113,393,091

RumbleOn, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three-Months Ended June 30,		Six-Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Pre-owned vehicle sales:
Powersports	$8,199,396	$30,305,687	$31,338,476	$57,234,846
Automotive	68,294,841	233,856,329	181,927,108	424,763,517
Transportation and vehicle logistics	7,663,500	6,017,888	14,751,091	11,359,300
Other	183,556	-	473,879	-
Total revenue	84,341,293	270,179,904	228,490,554	493,357,663

Cost of revenue
Powersports	7,528,810	26,137,459	28,085,447	50,087,015
Automotive	62,493,015	223,996,259	170,572,680	405,491,371
Transportation	5,862,734	4,428,674	10,950,792	8,170,696
Cost of revenue before impairment loss	75,884,559	254,562,392	209,608,919	463,749,082
Impairment loss on automotive inventory	-	-	11,738,413	-
Total cost of revenue	75,884,559	254,562,392	221,347,332	463,749,082

Gross profit	8,456,734	15,617,512	7,143,222	29,608,581

Selling, general and administrative	11,174,288	25,007,565	29,230,714	45,447,581

Insurance recovery proceeds	(5,615,268)	-	(5,615,268)	-

Depreciation and amortization	508,322	427,438	1,031,317	809,663

Operating income (loss)	2,389,392	(9,817,491)	(17,503,541)	(16,648,663)

Interest expense	(1,482,408)	(1,874,858)	(3,699,166)	(3,319,991)

Change in derivative liability	137,488	190,000	20,673	190,000

Loss on early extinguishment of debt	-	(1,499,250)	188,164	(1,499,250)
Income (loss) before provision for income taxes	1,044,472	(13,001,599)	(20,993,870)	(21,277,904)

Benefit for income taxes	-	-	-	-

Net income (loss)	$1,044,472	$(13,001,559)	$(20,993,870)	$(21,277,904)

Weighted average number of common shares outstanding - basic and fully diluted	2,214,241	1,111,809	2,130,332	1,068,257

Net income (loss) per share - basic and fully diluted	$0.47	$(11.69)	$(9.85)	$(19.92)

RumbleOn, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(20,993,870)	$(21,277,904)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,031,317	809,663
Amortization of debt discounts	1,051,898	714,629
Share based compensation	1,562,761	1,646,112
Impairment loss on inventory	11,738,413	-
Impairment loss on fixed assets	177,626	-
Loss from change in value of derivatives	(27,500)	(190,000)
Loss (Gain) from extinguishment of debt	(188,164)	1,499,250
Changes in operating assets and liabilities:
Decrease in prepaid expenses and other current assets	79,154	576,940
(Increase) decrease in inventory	14,154,657	(12,902,749)
(Increase) in accounts receivable	(6,313,321)	(1,148,365)
Decrease in other assets	167,186	5,545
Decrease in accounts payable and accrued liabilities	(2,732,098)	(3,721,211)
Increase in accrued interest payable	869,800	493,039
Net cash provided by (used in) operating activities	577,859	(33,495,051)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash used for acquisitions; net of cash received	-	(835,000)
Purchase of property and equipment	(174,786)	-
Proceeds from sales of property and equipment	-	40,620
Technology development	(614,113)	(1,919,569)
Net cash used in investing activities	(788,899)	(2,713,949)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable	8,272,375	27,455,537
Payments on notes payable	(1,521,825)	(11,134,695)
Net proceeds (repayments) on lines of credit	(20,627,794)	8,181,254
Net proceeds from sale of common stock	10,780,080	15,155,546
Proceeds from PPP loan	5,176,845	-
Net cash provided by financing activities	2,079,681	39,657,642

NET CHANGE IN CASH	1,868,641	3,448,642

CASH AND RESTRICTED CASH AT BEGINNING OF PERIOD	6,726,282	15,784,902

CASH AND RESTRICTED CASH AT END OF PERIOD	$8,594,923	$19,233,544

	Three Months Ended June 30,
	2020	2019
Net income (loss)	$1,044,472	$(13,001,599)
Add back:
Interest expense (including debt extinguishment)	1,482,408	3,374,108
Depreciation and amortization	508,322	427,438
EBITDA	3,035,202	(9,200,053)
Adjustments
Insurance recovery proceeds	(5,615,268)	-
Non-cash-stock-based compensation	716,391	956,991
Acquisition related costs	-	208,252
Change in derivative liability	(137,488)	(190,000)
New business development	-	478,543
Litigation expenses	607,387	37,000
Other non-reoccurring costs	51,387	770,492
Adjusted EBITDA	$(1,342,389)	$(6,938,775)

Investor Relations:
The Blueshirt Group
Dylan Solomon
investors@rumbleon.com

Source: RumbleOn, Inc